Exhibit 10.1

PLAN AND AGREEMENT OF MERGER

PLAN AND AGREEMENT OF MERGER, dated as of September 30, 2016, by and between ADVANTAGE INSURANCE HOLDINGS LTD., a Cayman Islands limited stock company, with its registered office located at 5th floor, Windward 3, Regatta Office Park, West Bay Road, PO Box 2185, Grand Cayman KY1-1105, Cayman Islands (“AIH”), and ADVANTAGE INSURANCE INC., a Puerto Rico stock corporation, with its registered office located at 254 Munoz Rivera Avenue, Oriental Plaza, P-1 floor, San Juan, Puerto Rico 00918 (“AII”).

Recitals

WHEREAS, AII is a stock corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico, having been incorporated on May 20, 2015 and having an authorized capital stock consisting of ONE HUNDRED THOUSAND (100,000) shares of common stock with a par value of $0.01 per share, of which 1,560 shares are issued and outstanding;

WHEREAS, AIH is a company limited by shares duly organized and existing under the laws of the Cayman Islands, having been incorporated on October 22, 2012 and having an authorized capital stock of ONE MILLION U.S. DOLLARS (U.S. $1,000,000) divided into SEVENTY THREE MILLION TWO HUNDRED FIFTY-THREE THOUSAND ONE HUNDRED FIFTY-EIGHT (73,253,158) ordinary shares with a par value of U.S. $0.00682565 per share, and FIFTY MILLION (50,000,000) preference shares with a par value of U.S. $ 0.01 per share, of which 365,199 ordinary shares are issued and outstanding, and 7,701,721 preference shares are issued and outstanding and warrants to purchase 1,520,000 preference shares are issued and outstanding;

WHEREAS, the Boards of Directors of AII and AIH deem it advisable and in the best interest of their respective corporations to consummate, and have adopted and approved, the merger of AIH with and into AII (the “Merger”) and other transactions contemplated hereby, upon the terms and subject to the conditions set forth herein;

WHEREAS, the parties hereto intend that for Puerto Rico income tax purposes, the Merger constitutes a tax free reorganization within the meaning of Section 1034.04(g)(1)(A) and a tax free exchange pursuant to Section 1034.04(b)(3),(4) of the Puerto Rico Internal Revenue Code of 2011, as amended (the “Code”); and

WHEREAS, the laws of the Cayman Islands and of the Commonwealth of Puerto Rico permit such a merger, and the Constituent Corporations (as defined in Section 1 hereof) desire to merge under and pursuant to the provisions of Article 10.02 of the Puerto Rico General Corporation Law of 2009 (the “Law”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

PLAN AND AGREEMENT OF MERGER

 (continued)

1.            The Merger. Upon the terms and subject to the conditions hereof, as of the Effective Date (as defined in Section 3 hereof), AIH shall be merged with and into AII, with AII continuing as the surviving corporation under the name Advantage Insurance Inc., and the separate existence of AIH shall cease (AIH and AII are sometimes referred to herein as the “Constituent Corporations”; AIH is sometimes referred to herein as the “Merged Corporation” and AII is sometimes referred to herein as the “Surviving Corporation”).

2.           Certificate of Merger. If this Agreement is duly adopted in compliance with the legal requirements for the Merger, as provided in Section 8 hereof, a Certificate of Merger, substantially in the form of Exhibit A, attached hereto and made a part hereof, executed in accordance with Article 10.02 of the Law shall be filed with the Secretary of State of the Commonwealth of Puerto Rico.

3.            Effective Date of the Merger. The merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of Puerto Rico (the “Effective Date”).

4.           Certificate of Incorporation; Bylaws: Rights and Restrictions attaching to Stock in Surviving Corporation.

(a)          On the Effective Date, the certificate of incorporation of AII, the surviving corporation, shall be amended by deleting Paragraph “Fourth” in its entirety and replacing the same with a new Paragraph “Fourth” to read as set forth in Exhibit B annexed hereto and made a part hereof, and said certificate of incorporation of AII, as herein amended by deleting Paragraph “Fourth” in its entirety and replacing the same with a new Paragraph “Fourth” to read as set forth in Exhibit B annexed hereto and made a part hereof, may be separately certified as, the Certificate of Incorporation of the Surviving Corporation.

(b)          On the Effective Date, the Bylaws of AII, the surviving corporation, shall be, and may be separately certified as, the Bylaws of the Surviving Corporation.

5.            Directors and Officers of the Surviving Corporation.

(a)          The Directors of AIH whose names appear below shall act as the Directors of the Surviving Corporation and shall serve in such capacity until their successors shall have been duly elected and qualified. The address of each director is c/o Advantage Insurance Inc., 254 Munoz Rivera Avenue, Oriental Plaza, 6th floor, San Juan, Puerto Rico, 00918.

Walter C. Keenan

Mark Moffat

Bruce W. Shewmaker

David A. Whitefield

Gary D. Witherspoon

(b)          The following Director of AII shall resign as a Director of AII upon completion of the Merger. The address of this Director and Officer is c/o Advantage Insurance Inc., 254 Munoz Rivera Avenue, Oriental Plaza, 6th floor, San Juan, Puerto Rico, 00918:

Matthew I. Lawson

PLAN AND AGREEMENT OF MERGER

 (continued)

(c)          The following individuals shall be appointed and elected Officers of AII, to the office indicated next to his or her name to serve until his or her successor shall be duly elected or appointed, unless he or she resigns, is removed from office, or is otherwise disqualified from serving as an officer of the Surviving Corporation, to take his or her respective office immediately upon completion of the Merger:

Walter C. Keenan - President and Chief Executive Officer

Matthew I. Lawson - Vice President and Treasurer

Eric A. Miller - Vice President and Secretary

Luz M. del Valle - Assistant Secretary

6.            Shares of Constituent Corporations; Conversion. As of the Effective Date:

(a)          AIH Shares. By virtue of the Merger and without any action on the part of the Shareholders of AIH, as of the Effective Date immediately after the Merger: (i) the THREE HUNDRED SIXTY FIVE THOUSAND ONE HUNDRED NINETY-NINE (365,199) ordinary shares of AIH, par value of U.S. $0.00682565 which are issued and outstanding on the Effective Date (the “AIH Ordinary Shares”), shall be converted into THREE HUNDRED SIXTY FIVE THOUSAND ONE HUNDRED NINETY-NINE (365,199) shares of fully paid and nonassessable shares of common stock of AII, each without par value (“AII Common Stock”); (ii) the SEVEN MILLION SEVEN HUNDRED ONE THOUSAND SEVEN HUNDRED TWENTY- ONE (7,701,721) AIH preference shares, par value of U.S. $0.01 which are issued and outstanding on the Effective Date (the “AIH Preference Shares”), shall be converted into SEVEN MILLION SEVEN HUNDRED ONE THOUSAND SEVEN HUNDRED TWENTY-ONE (7,701,721) shares of fully paid and non-assessable shares of preferred stock of AII, par value $0.01 each (the “AII Preferred Stock”).

(b)          Accrued Dividends. By virtue of the Merger, each share of AII Common Stock and AII Preferred Stock shall be treated by AII for all purposes with respect to any dividend accrual as if such share shall have been issued on the date originally issued by AIH. For the avoidance of doubt, all dividends accrued but unpaid on shares of AIH Preference Shares prior to the Effective Date shall be carried forward to the corresponding share of AII Preferred Stock on and following the Effective Date.

(c)          Existing AII Stock Canceled. By virtue of the Merger, each share of common stock of AII, as the Surviving Corporation, which was issued and outstanding on the Effective Date, shall be automatically canceled after the Effective Date.

PLAN AND AGREEMENT OF MERGER

 (continued)

7.            Exchange of Certificates. To the extent in physical format, each holder of a stock certificate or certificates representing outstanding shares of AIH Ordinary Shares or AIH Preference Shares, immediately prior to the Effective Date shall, upon surrender of such certificate or certificates to the Surviving Corporation after the Effective Date, be entitled to receive an AII Warrant, stock certificate or certificates representing the number of shares of AII Common Stock and AII Preferred Stock, into which such shares of AIH Ordinary Shares and AIH Preference Shares, have been converted as provided in Section 6 (a) above. Until so surrendered, each stock certificate which prior to the Effective Date, represented either shares of AIH Ordinary Shares or AIH Preference Shares shall be deemed for all purposes to evidence ownership of the number of shares of AII Common Stock and AII Preferred Stock, into which those shares of AIH Ordinary Shares or AIH Preference Shares have been converted, regardless of whether physical certificates or warrants are actually surrendered.

8.            Legal Requirements to Merger; Further Assurances.

(a)          Subject to the terms and provisions of this Plan and Agreement of Merger, each of AII and AIH has taken, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger and have promptly cooperated with and furnished information to each other in connection with any such requirements imposed upon any of them in connection with the Merger. Each of AII and AIH have taken all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity or other public or private third party, required to be obtained or granted in connection with the Merger or the taking of any action contemplated by this Plan and Agreement of Merger.

(b)          After the Effective Date, each of AII and AIH will take all appropriate action and execute all documents, instruments or conveyances which may be reasonably necessary to carry out the provisions hereof, including, without limitation, vesting in the Surviving Corporation its right, title and interest in and to the properties and assets of the Constituent Corporations acquired by AII as the Surviving Corporation.

(c)          AIH and AII acknowledge and manifest that no amount or benefit is payable or otherwise due by either AIH or AII to a director or officer of each respective entity as a result or in respect to the Merger.

9.            Effect of Merger. As of the Effective Date:

(a)          The Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities, obligations and duties of each of the Constituent Corporations, except as otherwise herein provided, and except as otherwise provided by law;

(b)          The Surviving Corporation shall be vested, without further action, with all property, be it real, personal, or mixed, and all debts due to the Constituent Corporations on whatever account as well as all other things in action or belonging to the Constituent Corporations; and

PLAN AND AGREEMENT OF MERGER

(continued)

(c)          All property, rights, privileges, powers and franchises of the Constituent Corporations shall be thereafter effectively the property of the Surviving Corporation as they originally were of the Constituent Corporations, but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, obligations, and duties of the Constituent Corporations shall thenceforth attach to, and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities, obligations and duties had been incurred or contracted by it.

10.          Dissenters’ Rights.

(a)         AII as the Surviving Corporation accepts the obligations of AIH set out under Section 238 of the Companies Law (2013 Revision) of the Cayman Islands with respect to the rights of shareholders who have provided written notice to AIH dissenting from the Plan and Agreement of Merger prior to the commencement of the meeting of shareholders of AIH to which the Plan and Agreement of Merger has been submitted for a vote.

11.          Business Purpose.

(a)          AIH and AII have entered into this Plan and Agreement of Merger for the purpose of (i) simplifying its overall corporate structure; (ii) maximizing the use of its assets and maximizing its operating efficiencies; (iii) relocating its corporate headquarters in the location of its fastest-growing subsidiaries; and (iv) reducing corporate overhead costs.

(b)          The parties hereto intend that for Puerto Rico income tax purposes, the Merger constitutes a tax free reorganization and the exchanges thereof pursuant to Section 1034.04(g)(1)(A) and Section 1034.04(b)(3),(4) of the Code.

12.          Miscellaneous.

(a)          Headings. When a reference is made in this Plan and Agreement of Merger to a Section, such reference shall be to a Section of this Plan and Agreement of Merger unless otherwise indicated. The headings contained in this Plan and Agreement of Merger are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan and Agreement of Merger.

(b)          Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Plan and Agreement of Merger (including the documents, exhibits and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(c)          Governing Law. This Plan and Agreement of Merger shall be governed and construed in accordance with the laws of the Commonwealth of Puerto Rico, without regard to any applicable principles of conflicts of law.

(d)         Assignment. Neither this Plan and Agreement of Merger nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Plan and Agreement of Merger will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

PLAN AND AGREEMENT OF MERGER

(continued)

(e)          Severability. If any term or other provision of this Plan and Agreement of Merger is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Plan and Agreement of Merger shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Plan and Agreement of Merger so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

(f)          Counterparts. This Plan and Agreement of Merger may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

(g)         Secured Creditors. Neither of the Constituent Corporations has any secured creditors.

(h)         Regulatory Approvals. Notwithstanding any other provision of the Plan and Agreement of Merger, the Merger shall be subject to and conditional upon the approval of the Merger by the Cayman Islands Monetary Authority and the Office of the Commissioner of Insurance of Puerto Rico. If such approvals shall not be obtained by December 31,2016, this Plan and Agreement of Merger shall be deemed to have lapsed.

[SIGNATURE PAGE TO FOLLOW]

PLAN AND AGREEMENT OF MERGER

SIGNATURE PAGE

THE ABOVE PLAN AND AGREEMENT OF MERGER, having been adopted and approved by a majority of the Board of Directors of each constituent corporate party thereto, in accordance with the provisions of Section 10.02 of the General Corporation Law of 2009, the President and the Secretary or other duly authorized Officer of each constituent corporate party thereto do now hereby execute the said Plan and Agreement of Merger under the corporate seals of their respective Constituent Corporations, by authority of the Directors as the respective act, deed and agreement of each of said Constituent Corporations, all as of the date first above written.

(CORPORATE SEAL)	ADVANTAGE INSURANCE INC.
(The Surviving Corporation)

/s/ Walter C. Keenan
ATTEST:	BY:	Walter C. Keenan
President

/s/ Matthew I. Lawson
	BY:	Matthew I. Lawson
Senior Vice President

(CORPORATE SEAL)	ADVANTAGE INSURANCE HOLDINGS LTD.
(The Merged Corporation)

/s/ Walter C. Keenan
ATTEST:	BY:	Walter C. Keenan
President

/s/ Matthew I. Lawson
	BY:	Matthew I. Lawson
Senior Vice President

CERTIFICATE OF THE SENIOR VICE PRESIDENT OF

ADVANTAGE INSURANCE HOLDINGS LTD.

I, Matthew Lawson, Senior Vice President of ADVANTAGE INSURANCE HOLDINGS LTD. (“AIH”) a limited company organized and existing under the laws of the Cayman Islands, hereby CERTIFY, as such Senior Vice President and under the seal of AIH that the Plan and Agreement of Merger to which this Certificate is attached, after having been first duly adopted on behalf of AIH by a majority of the directors thereof, and having been signed by its Director, was duly approved by the shareholders in accordance with the requirements of AIH’s Articles of Association, which Plan and Agreement of Merger was thereby adopted as the Act of the shareholders of said limited company, and the duly adopted Plan and Agreement of Merger and Act of AIH.

WITNESS, my hand and seal of said ADVANTAGE INSURANCE HOLDINGS LTD., on this 30th the day of September, 2016.

ADVANTAGE INSURANCE HOLDINGS LTD.

By:	/s/ Matthew Lawson
Matthew Lawson
Senior Vice President

CERTIFICATE OF THE SENIOR VICE PRESIDENT OF

ADVANTAGE INSURANCE INC.

I, Matthew Lawson, Senior Vice President of ADVANTAGE INSURANCE INC. (“AII”) a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, hereby CERTIFY, as such Senior Vice President and under the seal of AII, that the Plan and Agreement of Merger to which this Certificate is attached, after having been first duly adopted on behalf of AII by a majority of the directors thereof, and having been signed by its PRESIDENT, was duly adopted pursuant to Article 7.17 of the Puerto Rico General Corporation Law of 2009, by the unanimous written consent of its sole shareholder, ADVANTAGE INSURANCE HOLDINGS LTD., which Plan and Agreement of Merger was thereby adopted as the Act of the stockholder of said corporation, and the duly adopted Plan and Agreement of Merger and Act of AII.

WITNESS my hand and seal of said ADVANTAGE INSURANCE INC., on this 30th day of September, 2016.

ADVANTAGE INSURANCE INC.

By:	/s/ Matthew Lawson
Matthew Lawson
Senior Vice President

[SEAL]

CERTIFICATE OF MERGER

OF A DOMESTIC CORPORATION

AND A

FOREIGN LIMITED COMPANY

CERTIFICATE OF MERGER

OF

ADVANTAGE INSURANCE HOLDINGS LTD.

INTO

ADVANTAGE INSURANCE INC.

The undersigned corporation organized and existing under the laws of the Commonwealth of Puerto Rico, by virtue Article 10.02 of the General Corporation Law of 2009 of the Commonwealth of Puerto Rico.

DOES HEREBY CERTIFY:

FIRST: That the name and jurisdiction of incorporation of each of the constituent corporations of the merger is as follows:

Name	Place of Incorporation	Registration No.
ADVANTAGE INSURANCE HOLDINGS LTD.	Cayman Islands	SC 272628
ADVANTAGE INSURANCE INC.	Puerto Rico	354004

SECOND: That a plan and agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Part XVI of the Companies Law (2013 Revision) of the Cayman Islands, and Article 10.02 of the Puerto Rico General Corporation Law of 2009.

THIRD: That the name of the surviving corporation of the merger is ADVANTAGE INSURANCE INC., Puerto Rico Department of State Registration Number 354004.

FOURTH: On the Effective Date, the certificate of incorporation of ADVANTAGE INSURANCE INC., the surviving corporation, shall be amended by deleting Paragraph “Fourth” in its entirety and replacing the same with a new Paragraph “Fourth” to read as set forth in Exhibit A annexed hereto and made a part hereof, and said certificate of incorporation of ADVANTAGE INSURANCE INC., as herein amended by deleting Paragraph “Fourth” in its entirety and replacing the same with a new Paragraph “Fourth” to read as set forth in Exhibit A annexed hereto and made a part hereof, may he separately certified as the Certificate of Incorporation of the Surviving Corporation.

FIFTH: That the executed plan and agreement of merger is on file at the registered office of the surviving corporation. The registered address of the surviving corporation, is located at Oriental Center, 254 Muñoz Rivera Ave., Sixth Floor; San Juan, Puerto Rico, 00918.

SIXTH: That the effective date of the Merger shall be upon the filing of the Certificate of Merger with the Secretary of State of Puerto Rico (the “Effective Date”).

SEVENTH: That a copy of the plan and agreement of merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any Constituent Corporation.

I, WALTER C. KEENAN, President of ADVANTAGE INSURANCE INC., the surviving corporation, hereby swear that the statements contained herein are true.

Given as of the 30th day of September 2016.

ADVANTAGE INSURANCE INC.

By:	/s/ WALTER C. KEENAN
WALTER C. KEENAN
President

EXHIBIT A

FOURTH:

1.            The total number of shares of stock of all classes which the Corporation has authority to issue is 123,253,158 shares of stock, which shall be divided into 73,253,158 shares of Common Stock with a par value of U.S. $0.01 each, and 50,000,000 shares of Preferred Stock with a par value of U.S. $0.01 each.

2.            Subject to any applicable provisions in the Certificate of Incorporation of the Corporation and Sub-paragraph 3, below, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of stock capital or otherwise, as the Corporation may from time to time by Special Resolution determine, and subject to the provisions of Article 5.01 of the General Corporation Law, any share may, with the sanction of a Special Resolution, be issued on the terms that it is, or at the option of the Corporation or the holder is liable, to be redeemed.

3.             Except as otherwise provided in this Certificate of Incorporation, all shares for the time being and from time to time unissued shall be under the control of the Directors, and may be redesignated, allotted, issued or otherwise disposed of in such manner and on such terms as the Directors, in their absolute discretion, may think fit. The Directors may issue shares in separate classes and may issue shares of any class in different series. The Directors may in their sole and absolute discretion accept subscriptions for shares of any class or series either in cash, in kind or part in cash and part in kind. If any subscription is made wholly or partly in kind it shall be made in such manner and upon such terms as the Directors in their sole and absolute discretion shall determine. Nothing contained in this Paragraph Fourth shall permit the Directors, except with Preferred Stockholder Consent, to issue preferred shares, or shares with other special rights, which rank in priority to the Preferred Stock.

4.             The Corporation shall not issue Stock to bearer.

5.             The Corporation may, in so far as may be permitted by law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Corporation may also on any issue of shares pay such brokerage as may be lawful.

6.             The Directors shall keep or cause to be kept a stock ledger as provided in Article 7.09 of the General Corporation Law at such place or places (outside the United States) as the Directors may from time to time determine, and in the absence of any such determination, the stock ledger shall be kept at the registered office of the Corporation. The Corporation shall not be bound to register more than four persons as the joint holders of any share or shares.

7.             The Directors may at any time create Units and any such Units shall be under the control of the Directors, and may be issued or otherwise disposed of in such manner and on such terms (including, without limitation, with regard to voting, distribution, transfer, repurchase or the exercise of any warrant component of the Unit) as the Directors, in their absolute discretion, may think fit. The Directors may issue Units in separate classes and may issue Units of any class in different series.

EXHIBIT A

PREFERRED STOCK

8.             The rights and restrictions attaching to the Preferred Stock are as follows:

8.1          Dividends on Preferred Stock.

Each share of Preferred Stock confers on its holder the right to a fixed cumulative preferential dividend (the “Preferred Dividend”) at an annual rate equal to 8.0% of the aggregate of the Subscription Price and accrued but unpaid dividends on each share of Preferred Stock. Subject to the right of the Directors to declare and pay a Preferred Dividend at any time, the Preferred Dividend shall accrue calendar quarterly in arrears commencing on the expiry of the first calendar quarter after the Issue Date of the relevant Preferred Stock and accruing as from the first day of the next month after the Issue Date rather than as from the Issue Date itself and shall compound annually and shall be paid upon the Repurchase Date in respect of the period from the Issue Date of the relevant Preferred Stock up to and including the Repurchase Date. The right to the Preferred Dividend has priority over the dividend rights of the holders of any other class of shares and no dividend may be declared and paid upon any of the Common Stock or any shares of any other class whilst any Preferred Stock is outstanding and if a dividend is so declared or paid in breach of this restriction, holders of Preferred Stock will participate in such dividend on an as-converted basis.

8.2          Voting on Preferred Stock.

Holders of Preferred Stock have the right to receive notice of, attend and speak at general meetings of the Corporation. On any vote at a general meeting the votes held by holders of Preferred Stock may only be cast as a single block of all votes held and not individually by a holder of Preferred Shares and the decision as to how such single block of votes shall be cast and by which holder of Preferred Stock on behalf of all holders of Preferred Stock shall be determined by holders of Preferred Stock prior to the relevant general meeting by means of a Preferred Stockholder Consent. Following such determination the holder of Preferred Stock elected to cast the votes at the general meeting shall appoint the chairman of the general meeting as proxy for all holders of Preferred Stock and shall direct the chairman on each vote at the general meeting to cast all votes held by the holders of Preferred Stock in accordance with the determination made by the Preferred Stockholder Consent. The total votes held by the holders of (Preferred Stock at a general meeting shall be such number of votes as if each and every holder of Preferred Stock had converted his Preferred Stock into Common Stock on the day immediately prior to such general meeting provided that if such a conversion would mean that the number of votes held by any Preferred Stockholder together with persons whose shares would be attributable to such Preferred Stockholder pursuant to the rules of beneficial ownership under the United States Securities Exchange Act of 1934, as amended (the “1934 Act”) would constitute more than 9.9% of the total votes capable of being cast by all Stockholders at a general meeting of the Corporation, the number of votes held by such holder and all other holders of Preferred Stock shall be automatically reduced on a pro rata basis so that no holder of Preferred Stock, together with persons whose shares would be attributable to such Preferred Stockholder as aforesaid, holds more than 9.9% of such total votes. Under no circumstances shall any Stockholder, whether a holder of Common Stock, a holder of Preferred Stock or a holder of both Common Stock and Preferred Stock, together with persons whose shares would be attributable to such holder pursuant to the rules of beneficial ownership under the 1934 Act, be capable of casting more than 9.9% of the total votes capable of being cast by all Stockholders at a general meeting of the Corporation.

EXHIBIT A

8.3           Return of Capital on Liquidation.

On a return of assets on the making of a winding-up order against the Corporation or the passing of valid resolution that the Corporation be wound up (a “Liquidation”), reduction of capital or otherwise (other than on a repurchase of shares), the assets of the Corporation available for distribution among the Stockholders shall be applied in paying to the Preferred Stockholders, in priority to any payment to the holders of any other class of shares, the greater of:

(i)            the Subscription Price in respect of each share of Preferred Stock plus a sum equal to any accrued and/or unpaid Preferred Dividend calculated up to and including the date of return of capital; and

(ii)           the amount a holder of Preferred Stock would have been entitled to had his/its Preferred Stock been converted to Common Stock, immediately prior to the commencement of a Liquidation.

8.4          Further Participation.

The Preferred Stock do not confer any further right of participation in the profits or assets of the Corporation.

8.5          Annual Repurchase of Preferred Stock.

Subject to the General Corporation Law, the Corporation may repurchase from time to time Preferred Stock at a price per share equal to 100% of the as-converted book value per Preferred Stock as shown in the latest available quarterly or annual financial statements of the Corporation and in the event of competition between the Preferred Stockholders such that the Corporation is not able to repurchase all Preferred Stock offered by Preferred Stockholders for repurchase, the Corporation shall repurchase such Preferred Stock on a pro-rata basis.

8.6          Mandatory Repurchase offer of Preferred Stock.

If neither (i) a sale of a controlling interest in the Corporation, or (ii) a listing of the Corporation’s Common Stock for trading on a regulated securities exchange as the Directors shall approve (such sale or listing, a “Liquidity Event”) shall have occurred by May 31, 2018, the Corporation shall, subject to the General Corporation Law, commence a tender offer for all outstanding Preferred Stock. The lender offer price per share will be equal to 100% of the as-converted book value per Preferred Stock as shown in the financial statements of the Corporation for the year ended December 31, 2017. The Corporation shall commence the tender offer not later than October 1, 2018 and the tender offer shall be completed on or before December 1, 2018.

EXHIBIT A

8.7          Compulsory Repurchase.

If the Directors in their absolute discretion determine that the ownership of Preferred Stock by any Preferred Stockholder may result in adverse tax, regulatory or legal consequences to the Corporation, any of its subsidiaries or any other Stockholder the Corporation shall, subject to the provisions of this Certificate of Incorporation and the General Corporation Law have the option, but not the obligation, to repurchase all or any part of the Preferred Stock held by such Preferred Stockholder to the extent that the Directors determine it is necessary or advisable to avoid or cure any adverse or potential adverse consequences at a price per share at a price equal to 100% of the as-converted book value per Preferred Stock as shown in the financial statements of the Corporation for the year ended on the December 3lst immediately preceding the Repurchase Date.

8.8          Provisions applying to Annual Repurchase, Mandatory Repurchase and Compulsory Repurchase

a)           On the relevant date on which any Preferred Stock are repurchased by the Corporation pursuant to Sub-paragraphs 8.5, 8.6, or 8.7 (the “Repurchase Date”) or reasonably promptly thereafter, the Corporation shall in any manner permitted by the Companies Law, including out of capital, pay in cash in respect of each share of Preferred Stock to be repurchased the purchase price as determined in accordance with Sub-paragraphs 8.5, 8.6 or 8.7, as the case may be. The amount payable in respect of all the Preferred Stock to be repurchased is referred to hereinafter as the “repurchase monies”.

b)           On the Repurchase Date, the repurchase monies shall become a debt due and payable by the Corporation to each Preferred Stockholder, whether or not the Corporation has enough profits available for distribution or other requisite funds to pay the repurchase monies.

c)           On the Repurchase Date, the repurchase monies shall be paid to each Preferred Stockholder in respect of those Preferred Stock which are to be repurchased against receipt of the relevant stock certificate (if issued) or an indemnity in a form reasonably satisfactory to the Corporation in respect of a stock certificate which cannot be produced. If a Preferred Stockholder produces neither the stock certificate nor an indemnity, the Corporation may retain his repurchase monies until delivery of the certificate or such an indemnity.

d)           The Corporation shall cancel stock certificates (if issued) in respect of repurchased Preferred Stock and issue new certificates without charge in respect of any Preferred Stock represented by those certificates that remain outstanding.

e)           As from the relevant Repurchase Date, the Preferred Dividend shall cease to accrue on the Preferred Stock to be repurchased.

(f)           Notwithstanding that the repurchase monies in respect of any repurchase of Preferred Stock is not paid in full on the Repurchase Date, such Preferred Stock shall be deemed to be repurchased on the Repurchase Date, the relevant Preferred Stockholder shall as from the Repurchase Date cease to be a holder of such Preferred Stock and shall have no continuing rights in relation to such Preferred Stock and the relevant Preferred Stockholder’s name shall be removed from the register of members of the Corporation with respect thereto as of the Repurchase Date. Notwithstanding that the relevant Preferred Stockholder’s name shall not be removed from the register of members of the Corporation with respect thereto until after the Repurchase Date, he shall still be deemed to have ceased to be a member of the Corporation with respect thereto on the Repurchase Date and the register of members of the Corporation shall reflect that accordingly.

EXHIBIT A

8.9            Conversion of Preferred Stock

Each share of Preferred Stock shall be convertible and re-designable as follows:

a)           all Preferred Stock shall automatically convert into Common Stock upon the earlier of a Liquidity Event and December 31, 2018 (a “Mandatory Conversion”);

b)           any Preferred Stockholder may elect at any time to convert all but not some only of his Preferred Stock into Common Stock of the Corporation (a “Voluntary Conversion”);

c)           The number of shares of Common Stock into which the Preferred Stock shall convert pursuant to a Mandatory Conversion or a Voluntary Conversion shall be based upon the following formula:

Subscription Price of Preferred Stock + Accrued but Unpaid Preferred Dividends

Subscription Price of Preferred Stock

provided that such conversion methodology shall be equitably adjusted in such manner as the Directors shall determine in the event of any Recapitalization of the Corporation or any amalgamation or other reorganization of the Corporation with another company;

d)           in order to effect a Voluntary Conversion, a Preferred Stockholder shall serve the Corporation with written notice (a “Voluntary Conversion Notice”) specifying the number of shares of Preferred Stock to be converted pursuant to the Voluntary Conversion and a date no less than 14 days later (the “Voluntary Conversion Date”) on which the Voluntary Conversion is to take place;

e)           as from the relevant Mandatory Conversion Date or Voluntary Conversion Date (as applicable), the Preferred Dividend shall cease to accrue, the already accrued Preferred Dividend up to the relevant Mandatory Conversion Date or Voluntary Conversion Date shall fall away and no Preferred Dividend shall under any circumstances be payable in respect of the Preferred Stock to be converted.

f)            in the case of a Mandatory Conversion or Voluntary Conversion, the relevant Preferred Stockholder, shall be required to deliver up the relevant stock certificate (if issued) or an indemnity in a form reasonably satisfactory to the Corporation in respect of a stock certificate which cannot be produced. If a Preferred Stockholder produces neither the stock certificate nor an indemnity, the Corporation may retain the certificate for the Common Stock into which such Preferred Stock are to be converted (if a certificate is to be issued) until delivery of the certificate or an indemnity; and

EXHIBIT A

g)           the Corporation shall cancel stock certificates (if issued) in respect of the Preferred Stock which have converted into Common Stock and, where relevant, issue new certificates without charge in respect of any Preferred Stock represented by those certificates that remain outstanding.

8.10        Restrictions on Transfer

Without prejudice to any other restrictions on the transfer of Preferred Stock set out in this Certificate of Incorporation, no transfer of Preferred Stock shall be permitted if the Directors are of the opinion that such transfer may give rise to any adverse tax, regulatory or legal consequences to the Corporation, any of its subsidiaries or any of the Stockholders. Any purported transfer of Preferred Stock in breach of this Sub-paragraph 8.10 shall be void and of no effect and shall not be registered in the Register of Members.

COMMON STOCK

9.            The rights and restrictions attaching to the Common Stock are as follows:

9.1          Dividends on Common Stock

Holders of Common Stock of any particular class or series shall, subject to the Preferred Dividend, be entitled to such dividends as the Directors may in their absolute discretion lawfully declare and/or otherwise determine to be due provided that no dividend shall be declared or paid for so long as there shall be any outstanding Preferred Stock and if a dividend is so declared or paid in breach of this restriction, holders of Preferred Stock will participate in such dividend on an as-converted basis. Save where a particular class or series ranks pari passu in respect of dividends, the Directors may declare a dividend payable in respect of any class or series of Common Stock without declaring a dividend payable in respect of any other class or series of Common Stock.

9.2          Voting on Common Stock

Holders of Common Stock have the right to receive notice of, attend, speak and vote at general meetings of the Corporation and every holder of Common Stock and every person representing a holder of Common Stock by proxy shall have one vote for each share of Common Stock of which be or the person represented by the proxy is the holder provided that irrespective of the number of Common Stock held by any Common Stockholder, no Common Stockholder shall together with persons whose shares would be attributable to such Common Stockholder pursuant to the rules of beneficial ownership under the 1934 Act hold in aggregate more than such number of votes as shall be equal to 9.9% of the total votes capable of being cast by all Stockholders at a general meeting of the Corporation. Under no circumstances shall any Stockholder, whether a holder of Common Stock, a holder of Preferred Stock or a holder of both Common Stock and Preferred Stock, together with persons whose shares would be attributable to such holder pursuant to the rules of beneficial ownership under the 1934 Act, be capable of casting more than 9.9% of the total votes capable of being cast by all Stockholders at a general meeting of the Corporation.

EXHIBIT A

9.3           Return of Capital on Liquidation

Subject to the rights of the Preferred Stockholders, on a return of capital on a Liquidation, reduction of capital or otherwise (other than on a repurchase of shares), the balance of any assets available for distribution among the Stockholders, subject to any special rights which may be attached to any other class of stock, shall be distributed among the Common Stockholders rateably according to the numbers of Common Stock held by them respectively pro rata to their nominal amount.

9.4           Restrictions on Transfer

Without prejudice to any other restrictions on the transfer of Common Stock set out in these Articles, no transfer of Common Stock shall be permitted if the Directors are of the opinion that such transfer may give rise to any adverse tax, regulatory or legal consequences to the Corporation, any of its subsidiaries or any of the Stockholders. Any purported transfer of Common Stock in breach of this Sub-paragraph 9.4 shall be void and of no effect and shall not be registered in the Register of Members.

9.5          Compulsory Repurchase

a)           If the Directors in their absolute discretion determine that the ownership of Common Stock by any Common Stockholder may result in adverse tax, regulatory or legal consequences to the Corporation, any of its subsidiaries or any other Stockholder, the Corporation shall, subject to the provisions of this Certificate of Incorporation and the General Corporation Law have the option, but not the obligation, to repurchase all or any part of the Common Stock held by such Common Stockholder to the extent that the Directors determine it is necessary or advisable to avoid or cure any adverse or potential adverse consequences at a price per share equal to the fair value of the Common Stock as determined by the Directors (the “Fair Value”). The amount payable in respect of all the Common Stock to be repurchased is referred hereinafter to as the “repurchase monies”.

b)           On the relevant Repurchase Date, the Corporation shall in any manner permitted by the General Corporation Law, including out of capital, pay the Fair Value in cash in respect of the Common Stock to be repurchased.

c)           On the Repurchase Date, the repurchase monies shall become a debt due and payable by the Corporation to the Common Stockholder, whether or not the Corporation has enough profits available for distribution or other requisite funds to pay the repurchase monies.

d)           On the Repurchase Date or reasonably thereafter, the repurchase monies shall be paid to the Common Stockholder in respect of those Common Stock which are to be repurchased against receipt of the relevant stock certificate (if issued) or an indemnity in a form reasonably satisfactory to the Corporation in respect of a stock certificate which cannot be produced. If the Common Stockholder produces neither the stock certificate nor an indemnity, the Corporation may retain his repurchase monies until delivery of the certificate or such an indemnity.

EXHIBIT A

e)             The Corporation shall cancel stock certificates in respect of repurchased Common Stock (if issued) and issue new certificates without charge in respect of any Common Stock represented by those certificates that remain outstanding.

f)             Notwithstanding that the repurchase monies in respect of any repurchase of Common Stock is not paid in full on the Repurchase Date, such Common Stock shall be deemed to be repurchased on the Repurchase Date, the relevant Common Stockholder shall as from the Repurchase Date cease to be a holder of such Common Stock and shall have no continuing rights in relation to such Common Stock and the relevant Common Stockholder’s name shall be removed from the register of members of the Corporation with respect thereto as of the Repurchase Date. Notwithstanding that the relevant Common Stockholder’s name shall not be removed from the register of members of the Corporation with respect thereto until after the Repurchase Date, he shall still be deemed to have ceased to be a member of the Corporation with respect thereto on the Repurchase Date and the register of members of the Corporation shall reflect that accordingly.

FRACTIONAL SHARES

10.         The Directors may issue fractions of a share up to such number of decimal places as they shall determine of any class or series of shares, and, if so issued, a fraction of a share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class or series of shares.

REPURCHASE OF STOCK

11.         Subject to the provisions of the General Corporation Law and this Certificate of Incorporation, the Corporation may purchase its own shares and the Directors may determine the manner or any of the terms of, any such purchase. The Corporation may make a payment in respect of the purchase of its own shares in any manner permitted by the General Corporation Law, including out of capital.

VARIATION OF RIGHTS ATTACHING TO STOCK

12.         The rights attaching to any class or series of stock (unless otherwise provided by this Certificate of Incorporation or the terms of issue of the stock of that class or series) may be varied or abrogated with the consent in writing of the holders of three-fourths of the issued stock of that class or series, or with the sanction of a resolution passed by at least a three-fourths majority of the holders of stock of the class or series present in person or by proxy and entitled to vote at a separate meeting of the holders of the stock of the class or series. To every such separate general meeting the provisions of this Certificate of Incorporation relating to general meetings of the Corporation shall mutatis mutandis apply, but so that the necessary quorum shall, unless otherwise provided by this Certificate of Incorporation, be at least two persons holding or representing by proxy at least one-third of the issued stock of the class or series and that any holder of stock of the class or series present in person or by proxy may demand a poll.

EXHIBIT A

CERTIFICATES FOR STOCK

13.         A Stockholder shall only be entitled to a stock certificate if the Directors resolve that stock certificates shall be issued. Stock certificates representing shares, if any, shall be in such form as the Directors may determine. Stock certificates shall be signed by one or more Directors or another person authorized by the Directors. The Directors may authorize certificates to be issued with the authorized signature(s) affixed by mechanical process. All certificates for stock shall be consecutively numbered or otherwise identified and shall specify the stock to which they relate.

14.         The Corporation shall not be bound to issue more than one certificate for Stock held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

15.         If a stock certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Corporation in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) on delivery up of the old certificate.

LIEN

16.         The Corporation shall have a first priority lien and charge on every partly paid share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Corporation shall also have a first priority lien and charge on all partly paid shares standing registered in the name of a Stockholder (whether held solely or jointly with another person) for all moneys presently payable by him or his estate to the Corporation, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Subparagraph. The Corporation’s lien, if any, on a share shall extend to all distributions payable thereon.

17.         The Corporation may sell, in such manner as the Directors in their sole and absolute discretion think fit, any shares on which the Corporation has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

18.         For giving effect to any such sale the Directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.         The proceeds of the sale after deduction of expenses, fees and commission incurred by the Corporation shall be received by the Corporation and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

EXHIBIT A

CALLS ON STOCK

20.         The Directors may from time to time make calls upon the Stockholders in respect of any moneys unpaid on their partly paid stock, and each Stockholder shall (subject to receiving at least 14 days’ notice specifying the time or times of payment) pay to the Corporation at the time or times so specified the amount called on such stock.

21.         The joint holders of a share of stock shall be jointly and severally liable to pay calls in respect thereof.

22.         If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at such rate per annum as the Directors shall determine from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

23.         The provisions of this Certificate of Incorporation as to the liability of joint holders and as to payment of interest shall apply in the ease of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

24.         The Directors may make arrangements on the issue of partly paid stock for a difference between the Stockholders, or the particular stock, in the amount of calls to be paid and in the times of payment.

25.         The Directors may, if they think fit, receive from any Stockholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid stock held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate as may be agreed upon between the Stockholder paying the sum in advance and the Directors.

FORFEITURE OF STOCK

26.         If a Stockholders fails to pay any call or instalment of a call in respect of partly paid shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

27.         The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

EXHIBIT A

28.          If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may, at any time thereafter before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

29.          A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

30.          A person whose shares have been forfeited shall cease to be a Stockholder in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Corporation all moneys which at the date of forfeiture were payable by him to the Corporation in respect of the shares forfeited, but his liability shall cease if and when Corporation receives payment in full the amount unpaid on the shares forfeited.

31.          A statutory declaration in writing that the declarant is a Director, and that a share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the notice as against all persons claiming to be entitled to the share.

32.          The Corporation may receive the consideration, if any, given for a share on any sale or disposition thereof pursuant to the provisions of this Certificate of Incorporation as to forfeiture and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and that person shall be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

33.          The provisions of this Certificate of Incorporation as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF STOCK

34.          The instrument of transfer of any share shall be in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by such evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the stock ledger in respect thereof.

35.          The Directors may, in their absolute discretion, decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer of any shares, they shall, within six weeks after the date on which the transfer was lodged with the Corporation, send to the transferee notice of the refusal.

36.          The registration of transfers may be suspended at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

EXHIBIT A

37.          All instruments of transfer which are registered shall be retained by the Corporation, but any instrument of transfer which the Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.

TRANSMISSION OF STOCK

38.          The legal personal representative of a deceased sole holder of a share shall be the only person recognized by the Corporation as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognized by the Corporation as having any title to the share.

39.          Any person becoming entitled to a share in consequence of the death or bankruptcy of a Stockholder shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Stockholder in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

40.          A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Stockholder in respect of the share, be entitled, in respect of it, to exercise any right conferred by membership in relation to meetings of the Corporation

ALTERATION OF STOCK CAPITAL

41.          Subject to the applicable requirements of the General Corporation Law, the Corporation may, from time to time, increase the stock capital by such sum, to be divided into shares of such classes or series and amount, as the resolution shall prescribe.

42.          Subject to the applicable requirements of the General Corporation Law, the Corporation may by Ordinary Resolution:

42.1        consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

42.2        convert all or any of its paid up shares into stock and reconvert that stock into paid up stock of any denomination;

42.3        subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

EXHIBIT A

42.4          cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

43.          As contemplated in Sub-paragraph 42, above, Ordinary Resolution means a resolution (i) passed by a simple majority of such Stockholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Corporation and regard shall be had in computing a majority to the number of votes to which each Stockholder is entitled; or (ii) approved in writing by all of the Stockholders entitled to vote at a general meeting of the Corporation in one or more instruments signed in the aggregate by all of the Stockholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is signed.

44.          Subject to the applicable requirements of the General Corporation Law, the Corporation may by Special Resolution reduce its stock capital and any capital redemption reserve in any manner authorised by law.

45.          As contemplated in Sub-paragraph 44, above, Special Resolution means a resolution (i) passed by a majority of not less than two-thirds of such Stockholders as, being entitled to do so, vote in person or, where proxies arc allowed, by proxy at a general meeting of the Corporation of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given and regard shall be had in computing such a majority to the number of votes to which each Stockholder is entitled; or (ii) approved in writing by all of the Stockholders entitled to vote at a general meeting of the Corporation in one of more instruments signed in the aggregate by all of the Stockholders and the effective date of the Special Resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed.

AMENDMENT

TO

PLAN AND AGREEMENT OF MERGER

This AMENDMENT AGREEMENT is made on this 30th day of September, 2016 to the Plan and Agreement of Merger (the “Agreement”) dated September 30, 2016 between Advantage Insurance Holdings Ltd., a Cayman Islands limited stock company, with its registered office located at 5th Floor, Windward 3, Regatta Office Park, West Bay Road, PO Box 2185, Grand Cayman KY1-1105, Cayman Islands (“AIH”), and Advantage Insurance Inc., a Puerto Rico stock corporation, with its registered office located at 254 Muňoz Rivera Avenue, Oriental Plaza, P-1 floor, San Juan, Puerto Rico 00918 (“AII”).

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement by changing Section 6(a) in its entirety so that it reads as follows:

(a)	AIH Shares: By virtue of the Merger and without any action on the part of the Shareholders of AIH, as of the Effective Date immediately after the Merger: (i) the THREE HUNDRED SIXTY FIVE THOUSAND ONE HUNDRED NINETY-NINE (365,199) ordinary shares of AIH, par value of U.S. $0.00682565 which are issued and outstanding on the Effective Date (the “AIH Ordinary Shares”), shall be converted into THREE HUNDRED SIXTY FIVE THOUSAND ONE HUNDRED NINETY-NINE (365,199) shares of fully paid and non-assessable shares of common stock of AII, par value of U.S. $0.01 each (“AII Common Stock”); (ii) the SEVEN MILLION SEVEN HUNDRED ONE THOUSAND SEVEN HUNDRED TWENTY-ONE (7,701,721) AIH preference shares, par value of U.S. $0.01 which are issued and outstanding on the Effective Date (the “AIH Preference Shares”), shall be converted into SEVEN MILLION SEVEN HUNDRED ONE THOUSAND SEVEN HUNDRED TWENTY-ONE (7,701,721) shares of fully paid and non-assessable shares of preferred stock of AII, par value of U.S. $0.01 each (the “AII Preferred Stock”).

The Agreement, as amended by this Amendment, contains the entire agreement between the parties hereto and there are no agreements, warranties or representations which are not set forth therein or herein. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date first written above.

ADVANTAGE INSURANCE INC.
(The Surviving Corporation)

/s/ Walter C. Keenan
Walter C. Keenan
President

ADVANTAGE INSURANCE HOLDINGS LTD.
(The Merged Corporation)

/s/ Walter C. Keenan
Walter C. Keenan
President